Exhibit 10.2

FIRST SUPPLEMENT

TO THE

MASTER CREDIT AGREEMENT

(Revolving Term Facility)

THIS FIRST SUPPLEMENT TO THE MASTER CREDIT AGREEMENT (“First Supplement”) is made and entered into as of December 29, 2015, by and between ABE SOUTH DAKOTA, LLC a Delaware limited liability company (“Borrower”), and AGCOUNTRY FARM CREDIT SERVICES, PCA (“Revolving Term Lender”) in its capacity as Revolving Term Lender hereunder. This First Supplement supplements the MASTER CREDIT AGREEMENT between Revolving Term Lender and Borrower dated as of even date herewith (as the same may be amended, restated, or otherwise modified (other than by Supplements entered into pursuant to Section 1.02 thereof) from time to time, the “Master Agreement”).

RECITALS:

Borrower has requested that Revolving Term Lender provide a commitment under Borrower’s revolving credit facility of $10 million. Revolving Term Lender is willing to provide a revolving commitment, subject to the terms and conditions hereof.

AGREEMENT:

1. Definitions. Capitalized terms used and not otherwise defined in this First Supplement have the meanings attributed to them below or in the Master Agreement. Definitions in this First Supplement control over inconsistent definitions in the Master Agreement, but only to the extent the defined terms apply to Loans under this First Supplement. Definitions set forth in the Master Agreement control for all other purposes. As used in this First Supplement, the following terms have the following meanings:

“Closing Date” means December 29, 2015, for purposes of this First Supplement.

“LIBOR” means the one month London interbank rate reported on the tenth day of the month by the Wall Street Journal from time to time in its daily listing of money rates, defined therein as “the average of interbank offered rates for dollar deposits in the London market based on quotations at five major banks.” If a one month LIBOR rate is not reported on the tenth day of such month in the Wall Street Journal but is reported in a comparable publication, the LIBOR rate reported in such comparable publication shall apply, and if a one month LIBOR rate is not reported on the tenth day of such month in a comparable publication, the one month LIBOR rate reported in the Wall Street Journal on the first Business Day preceding the tenth day of such month will be used. If the foregoing index is no longer available, Revolving Term Lender will select a new index which is based on materially similar information.

“Margin” initially means three and one-half percentage points (3.50%) (350 basis points) and will be effective until such time as the aggregate principal balance of all Loans and unfunded Commitment amounts under the Credit Agreement is (a) $20,000,000 or less, at which time the Margin will be reduced to three and one-quarter percentage points (3.25%), or (b) $15,000,000 or less, at which time the Margin will be further reduced to three percentage points (3.00%). Each reduction in the Margin will become effective upon Borrower’s delivery to Agent of annual audited financial statements along with a written certification that the aggregate principal balance of the Loans and unfunded Commitments required for such reduction has been achieved.

“Revolving Commitment Amount” means $10,000,000.

“Revolving Credit Availability Period” means the period from the Closing Date until the Revolving Term Facility Maturity Date.

“Revolving Loan” means a Loan made under the Revolving Term Facility.

“Revolving Term Facility” means the revolving term facility established pursuant to this First Supplement.

“Revolving Term Facility Maturity Date” means the earlier of (a) January 1, 2021 and (b) the date on which the Obligations have been declared or have automatically become due and payable, whether by acceleration or otherwise.

“Revolving Term Note” means the Revolving Credit Note made by Borrower payable to the order of Revolving Term Lender, dated the date hereof, in the initial aggregate principal amount of $10,000,000.

2. Effect of First Supplement. This First Supplement supplements the Master Agreement, and along with the Master Agreement sets forth the terms and conditions applicable to the Revolving Term Facility.

3. Conditions Precedent. Revolving Term Lender will have no obligation under this First Supplement until each of the following conditions precedent is satisfied or waived in accordance with Section 8.02 of the Master Agreement:

(a)	Revolving Term Lender has received all fees and other amounts due and payable on or prior to the date hereof, including the fees and amounts for reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower pursuant to any Loan Document or any other agreement with AgCountry;

(b)	Revolving Term Lender has received Borrower’s counterpart of this First Supplement and the Revolving Term Note duly executed and delivered by Borrower;

(c)	Revolving Term Lender has received Borrower’s counterparts of the Master Agreement and all Loan Documents contemplated thereby, in each case duly executed and delivered by Borrower, as well as all other duly executed and delivered instruments, agreements, opinion letters, and documents as Revolving Term Lender may require;

(d)	the representations and warranties set forth in the Master Agreement and each other Loan Document are true and correct in all material respects as of the date hereof;

(e)	all conditions precedent in the Master Agreement and each other Loan Document have been satisfied or waived in accordance with Section 8.02 of the Master Agreement; and

(f)	no Default or Event of Default has occurred and is continuing.

4. Establishment of Revolving Term Facility. Revolving Term Lender hereby establishes in favor of Borrower a revolving credit facility in the amount of the Revolving Commitment Amount. Subject to the terms, conditions, and limitations herein, Borrower may borrow, prepay and re-borrow Revolving Loans from time to time in amounts up to the Revolving Commitment Amount in effect from time to time, less the principal amount of the sum of Revolving Loans then outstanding. The aggregate outstanding principal amount of the sum of Revolving Loans may not exceed the Revolving Commitment Amount at any time. Borrower may not borrow or reborrow during the continuance of a Default or Event of Default. To request a Revolving Loan (a “Revolving Draw Request”), a Responsible Officer will notify Revolving Term Lender of such request by electronic mail, online banking transaction, telephone or other method permitted by Revolving Term Lender, prior to 11:00 a.m. (Fargo, North Dakota Time) one Business Day prior to the requested date of each Advance under the Revolving Term Facility. Each Revolving Draw Request will be irrevocable and will specify: (a) the aggregate principal amount to be borrowed and (b) the requested funding date (which must be a Business Day).

5. Conditions to Each Advance. The obligation of Revolving Term Lender to make a Revolving Loan is subject to the satisfaction of the following conditions precedent, unless waived by Revolving Term Lender or Agent in accordance with Section 9.02 of the Master Agreement:

(a)	Revolving Term Lender has received a timely Revolving Draw Request;

(b)	at the time of and immediately after giving effect to such Revolving Loan, no Default or Event of Default exists;

(c)	all representations and warranties of Borrower set forth in the Loan Documents are true and correct in all material respects on and as of the date of such Revolving Loan before and after giving effect thereto, except to the extent such representations and warranties relate solely to an earlier period; and

(d)	since the date of the most recent audited financial statements of Borrower delivered to Revolving Term Lender, there has been no change which has had or could reasonably be expected to result in a Material Adverse Effect.

6. Repayment. All principal and accrued and unpaid interest outstanding on the Revolving Loan is due and payable on the Revolving Term Facility Maturity Date.

7. Interest. Interest on the unpaid principal amount of Revolving Loans will accrue at an annualized variable interest rate equal to LIBOR in effect from time to time plus the Margin. Interest will be due and payable quarterly in arrears on the first day of the first calendar quarter following the Closing Date and on the first day of each calendar quarter thereafter.

8. Commitment Fees. Borrower will pay Revolving Term Lender, on the first day of each calendar quarter in arrears, an unused commitment fee equal to 50 basis points (0.50%) per annum of the daily average un-drawn amount of the Revolving Commitment Amount during the applicable calendar quarter throughout the Revolving Credit Availability Period.

9. Reaffirmation of Representations and Warranties. Borrower’s request for a Revolving Loan will be deemed Borrower’s reaffirmation of its representations and warranties under the Loan Documents, except to the extent such representations and warranties relate solely to an earlier period.

10. Counterparts. This document may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same document. A facsimile or electronic copy of a signature page shall be as binding as an original signature.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have caused this First Supplement to be duly executed by their respective authorized officers as of the day and year first written above.

BORROWER:

ABE SOUTH DAKOTA, LLC

By:	/s/ Richard R. Peterson
Name:	Richard R. Peterson
Title:	President and Chief Executive Officer

REVOLVING TERM LENDER:

AGCOUNTRY FARM CREDIT SERVICES, PCA

By:	/s/ Randolph L. Aberle
Name:	Randolph L. Aberle
Title:	Senior Vice President

SIGNATURE PAGE TO THE

FIRST SUPPLEMENT TO THE MASTER CREDIT AGREEMENT